UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2007

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street, 26th Floor, New York, New York 10005
(Address of principal executive offices)

Registrant’s telephone number, including area code: 646 525-3000

______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a) (1) On January 15, 2007 the Company entered into an Employment Agreement, effective January 1, 2007, with W. Brennan Carley (the “Carley Agreement”), pursuant to which Mr. Carley is employed as Executive Vice President, Head of Business Operations and Chief Strategy Officer of the Company. Through his consulting company, Benchris Inc., Mr. Carley served as an Entrepreneur in Residence with Warburg Pincus from January 2006 through August 2006. Mr. Carley served as a consultant for the Company, through Benchris, from September 2006 through December 2006.

Pursuant to the Carley Agreement, Mr. Carley’s annual base salary for 2007 will be $300,000 and the Company will pay Mr. Carley a signing bonus of $100,000, which is subject to full recapture if Mr. Carley is no longer employed by the Company in twelve months (unless he is terminated by the Company without Cause or leaves for Good Reason as defined in the Carley Agreement). Mr. Carley has a target bonus for 2007 of $225,000 and for subsequent years of not less than 75% of his annual base salary. In each year, Mr. Carley’s target bonus will be based on goals and objectives adopted by the Company consistent with the manner of adoption of such goals and objectives for other senior management employees. Mr. Carley’s actual bonus in each year will be calculated on the basis of achievement of the specified goals and objectives. In addition, if the Company does not grant Mr. Carley an award of stock options during 2007, Mr. Carley will be entitled to a bonus of $275,000. Either party may terminate Mr. Carley’s employment at any time, subject to the termination provisions in the Carley Agreement that include notice and severance payments in circumstances specified in that agreement. Unless the Company terminates Mr. Carley’s employment for Cause or Mr. Carley terminates his employment without Good Reason (as defined in the Carley Agreement), Mr. Carley receives a severance equal to his base salary for one year, plus, if the first traunche of any equity award made to him has not yet vested, an amount equal to his target bonus, at target, pro-rated for the length of the Severance Period (as defined in the Carley Agreement). A copy of the Carley Agreement is filed as Exhibit 10.1 hereto.

(2) On January 5, 2007, the Company executed an Offer Letter with David A. Merrill (the “Merrill Offer Letter”) pursuant to which Mr. Merrill will become the Company’s Chief of Client Operations, effective January 22, 2007.

Pursuant to the Merrill Offer Letter, Mr. Merrill’s base salary for 2007 will be payable at a rate of $300,000 per annum. Mr. Merrill has a target bonus for 2007 of $225,000, with the actual bonus varying based upon performance against targets to be determined by the Company. If the Company does not award Mr. Merrill equity during 2007, Mr. Merrill’s target bonus will be $275,000. For calendar year 2007, the Company will pay Mr. Merrill an additional bonus based upon incremental revenue growth over calendar year 2006 as follows: one percent (1%) of the first $10 million; two percent (2%) of the next $5 million; two and one half percent (2.5%) of the next $5 million; and one percent (1%) of any amount in excess of $20 million. If the Company adopts an Equity Incentive Plan, Mr. Merrill will be entitled to such equity awards as would reflect Mr. Merrill’s senior role with the Company. In addition, if the Company adopts an Equity Incentive Plan that provides for the award of restricted stock, Mr. Merrill will be entitled to a one-time restricted stock grant with a value of $300,000 on the date of grant, which will vest in 12 months from date of grant. Mr. Merrill will forfeit such grant if he is not employed by the Company on the date the award vests (unless he is terminated by the Company without Cause, as defined in the Merrill Offer Letter). If the Company does not make such an award of restricted stock within three (3) months of the start date of his employment with the Company, Mr. Merrill will be entitled to a cash payment of $300,000, which is subject to full recapture if Mr. Merrill is not employed by the Company twelve months after this payment (unless the Company terminates his employment without Cause, as defined in the Merrill Offer Letter). Either party may terminate Mr. Merrill’s employment at any time, subject to the termination provisions in the Merrill Offer Letter that include severance payments in circumstances specified in that letter. If the Company terminates Mr. Merrill without Cause, Mr. Merrill receives a severance equal to his base salary for one year. A copy of the Merrill Offer Letter is filed as Exhibit 10.2 hereto.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 9, 2007, the Board of Directors of the Company approved the appointment of W. Brennan Carley, age 45, as the Company’s Executive Vice President, Head of Business Operations and Chief Strategy Officer. On the same date, the Board also designated Mr. Carley an executive officer. Through his consulting company, Benchris Inc., Mr. Carley served as a consultant for the Company from September 2006 through December 2006. From January 2006 through August 2006, Mr. Carley served as an Entrepreneur in Residence with Warburg Pincus through Benchris, Inc. Prior to working with Warburg Pincus, Mr. Carley was Chief Technology Officer and Chief Strategy Officer at BT Radianz from June 2000 until December 2005. Mr. Carley’s other notable experience includes serving as Senior Vice President of network strategy for Reuters and Senior Vice President and Head of IT for Instinet Corporation. Early in his career, he also served in various engineering and management capacities for IBM Corporation. He is a Magna Cum Laude graduate of New York University, with a degree in Economics. Mr. Carley has not received more than $120,000 in any transactions between Mr. Carley and the Company or any of its affiliates.

On January 9, 2007, the Board of Directors of the Company approved the appointment of David A. Merrill, age 45, as the Company’s Chief of Client Operations. On the same date, the Board also designated Mr. Merrill as an executive officer. It is expected that Mr. Merrill will assume these new responsibilities, and these appointments will become effective, on January 22, 2007. From April 2005 to January 2007, Mr. Merrill was employed by Moody’s KMV, where he was responsible for Moody’s KMV’s customer organization in the Americas (Client Solutions, Credit Risk Specialists, Marketing, Support and Training). Prior to joining Moody’s KMV, Mr. Merrill was the principal of Merrill Consulting, advising and assisting financial services technology firms in local and global expansion. From 1994 until May 2004, Mr. Merrill held sales and managing director positions with Omgeo, a global post-trade pre-settlement solutions provider, culminating in the position of Omgeo’s Managing Director of Global Operations from 2002 until 2004. Previously, among other positions, Mr. Merrill spent eight years at Thomson Financial Services in sales and market development roles of increasing responsibility. He holds a B.S. in Business and Marketing from the University of Rhode Island. Mr. Merrill had not had any transactions with the Company or any of its affiliates.

The information provided in Item 1.01, above, pertaining to the Carley Agreement and the Merrill Offer Letter is incorporated in this Item 5.02 by reference.

Item 8.01.	Other Events.

On January 12, 2007, NYFIX, Inc. announced the expansion of its leadership team with the addition of Brennan Carley, David Merrill, Robert Moitoso and Chris Walsh.

The text of the press release issued by NYFIX, Inc. is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Exhibits

10.1	Employment Agreement between the Company and W. Brennan Carley

10.2	Offer Letter between the Company and David A. Merrill

99.1	Press release of NYFIX, Inc. dated January 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.

By:	/s/ Brian Bellardo

Name: Brian Bellardo
Title: Secretary

Dated: January 16, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement between the Company and W. Brennan Carley

10.2	Offer Letter between the Company and David A. Merrill

99.1	Press release of NYFIX, Inc. dated January 12, 2007